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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference, of our report dated February 8, 2000 which report appears in the annual report on Form 10-KSB/A (Commission File No. 0-25373) of Interactive Objects, Inc., in this Registration Statement on Form S-8 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to all references to our Firm included in this Registration Statement.


/s/  PETERSON SULLIVAN P.L.L.C.

Seattle, Washington
April 7, 2000